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EXHIBIT 10 (b)

PACCAR Inc
Supplemental Retirement Plan

SECTION 1. ESTABLISHMENT AND PURPOSE OF THE PLAN

    The PACCAR Inc Supplemental Retirement Plan (the "Supplemental Plan"), as established effective January 1, 1975, by PACCAR Inc, a Delaware corporation (the "Company"), is hereby amended and restated effective January 1, 2000. The sole purpose of the Supplemental Plan is to supplement the benefits of certain employees under the PACCAR Inc Retirement Plan as amended (the "Retirement Plan")

SECTION 2. ELIGIBILITY AND PARTICIPATION

    Participation in this Supplemental Plan shall be limited to the following classes of members:

  (a)
  All members of the Retirement Plan who, with the Company's approval, have elected to defer all or any portion of their base salary compensation from the Company;

  (b)
  All members of the Retirement Plan who have elected to participate in the Company's nonqualified deferred compensation arrangement for payment of incentive compensation;

  (c)
  All members of the Retirement Plan whose monthly pension, determined in accordance with the Retirement Plan, would, but for the limitations of Section 415 of the Internal Revenue Code and the maximum benefit limitations of the Retirement Plan, exceed the amount of the monthly pension actually payable to such member under the Retirement Plan after the application of such limitations; and

  (d)
  All members of the Retirement Plan whose monthly pension, determined in accordance with the Retirement Plan, would, but for the limitations of Section 401(a) (17), exceed the amount of the monthly pension actually payable to such member under the Retirement Plan after the application of such limitations.

    The term "Participant" includes an employee eligible to participate in this Supplemental Plan by reason of paragraphs (a), (b), (c) and/or (d) above. Employees who are participants solely due to (c) shall be defined as "Excess Plan Participants", and the Plan as it applies to these participants shall be an excess benefit plan as defined in Section 3(36) of ERISA.

SECTION 3. PLAN BENEFITS

(a)
Supplemental Commencement Date—The Supplemental Commencement Date is the date the Participant elects to commence benefits from this Supplemental Plan. Eligibility for receiving benefits under this Supplemental Plan are the same as under Article 4 of the Retirement Plan.

(b)
Supplemental Form of Payment—The Participant shall elect a Supplemental Form of Payment. This election shall be made from the options described in Article 6.1 of the Retirement Plan and in accordance with the election provisions contained in Section 6.2 of the Retirement Plan. If the Participant elects to receive Supplemental Plan benefits as defined in Section 3(e), the Supplemental Form of Payment must be the same as the form of payment elected under the Retirement Plan.

(c)
Total Plan Benefit—The Total Plan Benefit shall equal the monthly pension payment which would be payable to such Participant under Article 5 of the Retirement Plan if the maximum benefit limitations of Section 415 of the Internal Revenue Code and of the Retirement Plan did not apply, if the includable compensation limitations of Section 401(a) (17) of the Internal Revenue Code did not apply, and if the definition of "salary" in the Retirement Plan included deferred base salary and incentive compensation. Deferred base salary and incentive compensation shall be deemed to be included in salary for the year earned. The Total Plan Benefit shall be calculated assuming commencement on the Supplemental Commencement Date, and adjusted as under Section 6.1 of the Retirement Plan to reflect the Supplemental Form of Payment.

(d)
Supplemental Plan Benefits—In general, to the extent that the Total Plan Benefit exceeds a Participant's actual monthly pension payment under the Retirement Plan (the Retirement Plan Benefit), the difference shall be payable from the Supplemental Retirement Plan. At the Supplemental Commencement Date, the participant must request one of three payment options, described in Sections 3(e), 3(f) and 3(g).

(e)
The member may request to commence benefits under the Retirement Plan and receive a pension payment from the Supplemental Retirement Plan.

    The Retirement Plan Benefit is adjusted to reflect the Supplemental Commencement Date and the Supplemental Form of Payment. The difference between the Total Plan Benefit and the adjusted Retirement Plan Benefit is payable from the Supplemental Retirement Plan, commencing on the Supplemental Commencement Date and payable in the Supplemental Form of Payment.

(f)
The member may request to commence benefits under the Retirement Plan and receive a lump sum from the Supplemental Retirement Plan, subject to Section 5(b).

    The member receives a lump sum which is equal to the actuarial equivalent present value of the Supplemental Retirement Plan Benefit as defined in Section 3(e).

(g)
The member may request to defer commencement of benefits from the Retirement Plan. The member will receive the Total Plan Benefit from the Supplemental Retirement Plan. Payment of this amount will cease at the earlier of the following:

(1)
The month preceding the date the member elects to commence benefits under the Retirement Plan;

(2)
The month preceding the date that the member could elect to commence benefits under the Retirement Plan and receive a Retirement Plan Benefit, payable in the same form of payment as under the Supplemental Retirement Plan, at least as large as the Total Plan Benefit; or

(3)
The month during which the member turns age 70.

    The determination of (2) shall be made annually by PACCAR Inc as soon as the Internal Revenue Service publishes the applicable dollar limitation under Section 415(b) (1) (A) for that year.

    If the benefit payment ceases due to (1), a new Supplemental Retirement Benefit shall be calculated. This benefit equals the difference between the Supplemental Plan Benefit previously in payment and the benefit payable under the Retirement Plan commencing on the date the member elected to commence benefits from the Retirement Plan and payable in the Supplemental Form of Payment. This benefit will be payable in the Supplemental Form of Payment.

    If the Supplemental Retirement Benefit ceases due to (2), no further Supplemental Retirement Benefit shall be paid.

    If the benefit ceases due to (3), a new Supplemental Retirement Benefit shall be calculated equal to the difference between the Supplemental Plan Benefit previously in payment and the benefit payable from the Retirement Plan assuming benefit commencement on the first day of the month following the month in which the member turned age 70 and based on the Supplemental Form of Payment. This benefit shall be payable in the Supplemental Form of Payment or, at the request of the member, may be payable as a lump sum equal to the actuarial equivalent present value of the remaining Supplemental Plan Benefits, subject to Section 5(b).

SECTION 4. SURVIVORS PENSIONS

    (a) Death before benefit commencement.

    If the member dies before making an election under Section 3(d), the surviving spouse is eligible to receive a Survivor Pension. The spouse's benefit and options under the Supplemental Retirement Plan shall be determined consistently with Section 3. With respect to the spouse, the Total Plan Benefit shall equal the monthly pension payment which would be payable under Article 7 of the Retirement Plan if the maximum benefit limitations of Section 415 of the Internal Revenue Code and of the Retirement Plan did not apply, the Iincludable compensation limitations of 401(a) (17) of the Internal Revenue Code did not apply, and the definition of salary in the Retirement Plan included deferred base salary and incentive compensation. The spouse's Retirement Plan Benefit shall be the actual monthly pension payable under Article 7 of the Retirement Plan.

    (b) Death after benefit commencement.

    If the member dies after commencing benefits under Section 3(e), the Survivor Pension shall be determined based on the Supplemental Form of Payment.

    If the member dies after receiving a lump sum under Section 3(f), no Survivor Pension shall be paid.

    If the member dies after commencing benefits under Section 3(g) and before benefits have commenced from the Retirement Plan, the following Survivor Pension shall be paid:

  (1)
  If the Supplemental Form of Payment is a single life pension, no Survivor Pension shall be paid.

  (2)
  If the Supplemental Form of Payment is a 50% joint and survivor pension, the spouse shall receive the excess, if any, of 50% of the Total Plan Benefit over the monthly pension payable to the spouse under the Retirement Plan. Such payment shall be payable to the spouse for life.

  (3)
  If the Supplemental Form of Payment is a 100% joint and survivor pension, the spouse shall receive the excess, if any, of the Total Plan Benefit over the monthly pension payable under the Retirement Plan. Such payment shall be payable to the spouse for life.

    If the member dies after commencing benefits under Section 3(g) and after benefits have commenced from the Retirement Plan, for purposes of the calculations defined in (2) and (3) above, the monthly pension payable to the spouse under the Retirement Plan shall be deemed to be the benefit the spouse would have been eligible for had the member elected to receive the Retirement Plan Benefit in the Supplemental Form of Payment, irrespective of the actual form of payment chosen for the Retirement Plan.

    Under (2) and (3) above, instead of receiving a lifetime Supplemental Retirement Plan Benefit, the spouse may elect to defer receipt of the Retirement Plan Benefit until the available Retirement Plan Benefit exceeds the Total Plan Survivor Benefit. Determination of the amount and cessation date of the Supplemental Retirement Plan Benefit shall be consistent with the procedures described in Section 3 (g).

    (c) Eligibility for Survivor Pension.

    Eligibility for a Survivor Pension shall be based on the requirements in Article 7.1 of the Retirement Plan.

SECTION 5. LUMP SUM PAYMENT

(a)
Involuntary.

  If a member terminates his employment and the present value of his non-forfeitable accrued benefit in the Supplemental Retirement Plan is $3,500 or less, or if a member dies and the present value of his surviving spouse benefit in the Supplemental Retirement Plan is $3,500 or less, the member (or surviving spouse) will receive the actuarial equivalent present value of the entire non-forfeitable benefit. Such distribution may be made with or without the recipient's consent; provided, no distribution may be made under this paragraph after the member's benefits payments have commenced under this plan. For the purpose of determining present values under this section, the Plan shall use the actuarial assumptions stated in Section 5(c).

  If a member terminates employment prior to becoming eligible for early retirement under the Retirement Plan, the Supplemental Retirement Plan accrued benefit for this section shall be defined as the difference between the Total Plan Benefit and the member's accrued benefit in the Retirement Plan, both based on an assumed retirement age of 65 and a straight life form of payment.

  If the member terminates his employment after becoming eligible for early retirement under the Retirement Plan, the accrued benefit under the Supplemental Plan for purposes of this section shall equal the difference between the Total Plan Benefit and the member's accrued benefit in the Retirement Plan, both based on an immediate retirement assumption and straight life form of payment.

(b)
Under Section 3(f) and 3(g), the member may request to receive a lump sum payment in lieu of monthly benefits under this Plan. Acceptance of such request shall be at the sole discretion of the Company. Such request must be in writing and made before any payments under the Plan commence.

(c)
For purposes of calculating lump sums under this Plan, the interest rate used shall be 7% per annum, compounded annually, or the Pension Benefit Guaranty Corporation immediate and deferred interest rates in effect for the month of distribution, whichever produces the greater lump sum. For purposes of calculating lump sums under this Plan in the event of a Change of Control, the interest rate used shall be 0% (zero percent). The assumed mortality table for participants shall be the UP-1984 mortality table. The assumed mortality table for spouses shall be the UP-1984 Mortality Table with ages set back three years.

SECTION 6. FUNDING

    The Supplemental Plan shall be unfunded, and Supplemental Plan Benefits shall be paid only from the general assets of the Company.

SECTION 7. ADMINISTRATION

    The Supplemental Plan shall be administered by the Company. The Company shall make such rules, interpretations and computations as it may deem appropriate; and any decision with respect to the Supplemental Plan, including (without limitation) any determination of eligibility to participate in the Supplemental Plan and any calculation of Supplemental Plan Benefits shall be within the discretion of the Company. The Company's decision shall be upheld by a court of law unless it is arbitrary and capricious. To the extent not preempted by the Employee Retirement Income Security Act of 1974 (except Parts 2, 3 and 4 of Title I), this Supplemental Plan shall be construed according to the laws of the State of Washington.

SECTION 8. CLAIMS PROCEDURE

    The Company will make all determinations as to the rights of any Employee, Participant, Beneficiary or other person under the terms of this Plan. Any Employee, Participant or Beneficiary, or person claiming under them, may make claim for benefit under this Plan by filing written notice with the Company setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial by filing with the Company a written request for review within 60 days after receipt of notice of denial. In making an appeal, the claimant may examine pertinent Plan documents and may submit issues and comments in writing.

    Denial of a claim or a decision on review will be made in writing by the Company and delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the Company's decision must be made as soon as possible thereafter, but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage.

    The denial of a claim or the decision on review will specify the reasons for the denial or decision and will make reference to the pertinent Plan provisions upon which the denial or decision is based. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. Valid service of any legal process upon the Company shall constitute service of process upon the Plan.

SECTION 9. AMENDMENT AND TERMINATION

    The Company expects to continue the Supplemental Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company shall have the authority to amend or to terminate the Supplemental Plan at any time. In the event of an amendment or termination of the Supplemental Plan, a Participant's Supplemental Plan Benefits shall not be less than the Supplemental Plan Benefits to which the Participant would be entitled if the Participant's employment had terminated immediately prior to such amendment or termination of the Supplemental Plan.

SECTION 10. CHANGE OF CONTROL

(a)
"Change of Control" shall mean the happening of any of the following events:

      (i)  The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding COMMON STOCK (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the COMPANY entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a CHANGE OF CONTROL: (a) any acquisition directly from the COMPANY, (b) any acquisition by the COMPANY, (c) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the COMPANY or any corporation controlled by the Company, (d) any acquisition by the natural children and grandchildren of Paul Pigott and Theiline McCone Pigott (the "Immediate Pigott Family"), any trust or foundation to which any of the foregoing has transferred or may transfer securities of the COMPANY, the trusts at Bank America Corporation or its successor, holding outstanding COMMON STOCK for descendants of Paul Pigott and Theiline McCone Pigott, any trust established for the primary benefit of any member of the Immediate Pigott Family or any of their respective heirs or legatees, any trust of which any member of the Immediate Pigott Family serves as a trustee (or any affiliate or associate (within the meaning of Rule 12b-2 promulgated under the Exchange Act) of any of the foregoing) (the "Exempted Interests"), or (e) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below;

      (ii) Individuals who, as of the date hereof, constitute the BOARD (the "Incumbent Board") cease for any reason to constitute at least a majority of the BOARD; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the COMPANY'S stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the BOARD;

      (iii) Approval by the stockholders of the COMPANY of a reorganization, merger, share exchange, or consolidation (a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding COMPANY COMMON STOCK and outstanding COMPANY voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 85% of, respectively, the then outstanding COMMON STOCK and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the COMPANY through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding COMPANY common stock and outstanding company voting securities, as the case may be, (B) no Person (excluding (1) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or (2) the Exempted Interests) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the BOARD, providing for such Business Combination; or

      (iv) Approval by the COMPANY'S stockholders of the (A)a complete liquidation or dissolution of the COMPANY or (B) the sale or other disposition of all or substantially all of the COMPANY'S assets, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding COMPANY COMMON STOCK and outstanding COMPANY voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding COMPANY COMMON STOCK and Outstanding COMPANY Voting Securities, as the case may be, (2) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding (I) any employee benefit plan (or related trust) of the COMPANY or such corporation or (II) the Exempted Interests), except to the extent that such Person owned 15% or more of the Outstanding COMPANY COMMON STOCK or Outstanding COMPANY Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the BOARD, providing for such sale or other disposition of assets of the COMPANY or were elected, appointed or nominated by the BOARD.

(b)
Notwithstanding any other provision of the Supplemental Plan to the contrary, in the event of a Change of Control of the Company, each Participant shall immediately be fully vested in the benefits set forth in Section 3 which have accrued through the date of the Change of Control and, upon the Change of Control, each Participant (or his Beneficiary) shall be entitled to a lump sum payment in cash in an amount which is the actuarial equivalent of such accrued benefits (as specified in Section 5(c)), which amount shall be paid within 30 days of the Change of Control.

(c)
Section 10 is effective December 21, 1989.

SECTION 11. EMPLOYMENT RIGHTS

    Nothing in the Supplemental Plan shall be deemed to give any person any right to remain in the employ of the Company or affect any right of the Company to terminate a person's employment with or without cause.

SECTION 12. FORFEITURE OF PARTICIPANT BENEFITS

    Benefits payable under the Plan to a Participant will be forfeited if service with the Company is terminated for cause, which is defined to include any of the following conduct: (1) an act of embezzlement, fraud or theft; (2) deliberate disregard of the rules of the Company or a Subsidiary, (3) unauthorized disclosure of any of the secrets or confidential information of the Company; (4) any conduct which constitutes unfair competition with the Company; or (5) inducing any customers of the Company to breach any contracts with the Company. Benefits shall also be forfeited if, after retirement or after termination of services for reasons other than discharge for cause, a Participant fails or refuses to provide advice and counsel to the Company when reasonably requested to do so. The good faith determination of the Board of Directors of PACCAR Inc of the existence of facts justifying forfeiture is considered conclusive under this Supplemental Plan.

SECTION 13. NO ALIENATION

    Benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse, former spouse or any other relative, prior to actually being received by the person entitled to the Benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to a Benefit payable hereunder shall be void with the exception of payroll taxes paid on the participant's behalf. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to a Benefit hereunder.

SECTION 14. EXECUTION

    PACCAR Inc, by its Chairman and Chief Executive Officer, has executed this Plan on December 22, 1999. Amendments executed on October 10, 2000 and November 7, 2000 have been incorporated into this document

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PACCAR Inc Supplemental Retirement Plan
  SECTION 1. ESTABLISHMENT AND PURPOSE OF THE PLAN
  SECTION 2. ELIGIBILITY AND PARTICIPATION
  SECTION 3. PLAN BENEFITS
  SECTION 4. SURVIVORS PENSIONS
  SECTION 5. LUMP SUM PAYMENT
  SECTION 6. FUNDING
  SECTION 7. ADMINISTRATION
  SECTION 8. CLAIMS PROCEDURE
  SECTION 9. AMENDMENT AND TERMINATION
  SECTION 10. CHANGE OF CONTROL
  SECTION 11. EMPLOYMENT RIGHTS
  SECTION 12. FORFEITURE OF PARTICIPANT BENEFITS
  SECTION 13. NO ALIENATION
  SECTION 14. EXECUTION